EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-165127) on Form S-8 of BCB Bancorp, Inc. of our report dated June 27, 2025, relating to our audit of the financial statements and supplementary schedule of BCB Community Bank 401(k) Plan, which appears in this Annual Report on Form 11-K of the BCB Community Bank 401(k) Plan for the year ended December 31, 2025.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

June 29, 2026